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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 1996

                        Commission file number: 0-14437

                  PRUDENTIAL REALTY ACQUISITION FUND II, L.P.
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             (Exact name of Registrant as specified in its charter)

Delaware                                                              13-3236335
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(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

One Seaport Plaza, New York, New York                                 10292-0116
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code (212) 214-1016

                                      N/A
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   Former name, former address and former fiscal year, if changed since last report.
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Item 2.  Acquisition or Disposition of Assets
   Prudential Realty Acquisition Fund II, L.P., a Delaware limited partnership (``Partnership''), sold for cash the Partnership's interest in TASH, a 201,000 square foot industrial warehouse located in Rancho Cucamonga, California, on December 17, 1996 for a gross sales price of $5,245,000 less costs to sell and pro-rations of approximately $178,000. The gross sales price was 92.5% of the appraised value of the property. The purchaser of the TASH property was Delphinidae/White Birch, a California general partnership. A distribution was made on December 26, 1996 in the amount of $113.86 per $1,000 Unit from the sale of the TASH property. With the sale of the TASH property, there are no remaining properties in the Partnership. The Partnership intends to make a final liquidating distribution in 1997.

Item 7.  Financial Statements and Exhibits
         (c)  Exhibits
              10 (o) Purchase and Sale Agreement dated December 11, 1996 by and between the Registrant and Delphinidae/White Birch (filed herewith)
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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Prudential Realty Acquisition Fund II, L.P.
a Delaware Limited Partnership
(Registrant)

By: Prudential Realty Partnerships, Inc.
    General Partner
     By: /s/ Kevin R. Smith                             Date: December 26, 1996
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     Kevin R. Smith
     Vice President
By: Prudential-Bache Properties, Inc.
    General Partner
     By: /s/ Chester A. Piskorowski                     Date: December 26, 1996
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     Chester A. Piskorowski
     Vice President
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